UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2013, Alliance HealthCare Services Inc. (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) of the Company’s intention to voluntarily withdraw its common stock from listing and trading on NYSE which is anticipated to be effective after the close of trading on or about February 8, 2013, and to transfer its listing to The NASDAQ Global Market (“NASDAQ”) and commence trading thereon on or about February 11, 2013. The Company’s common stock has been approved for listing on NASDAQ and will trade under the stock symbol “AIQ.”

Item 7.01 Regulation FD Disclosure.

Also on January 31, 2013, the Company issued a press release announcing the voluntary withdraw of its common stock from the NYSE and its move to NASDAQ. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Press Release dated January 31, 2013.